UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 20, 2017

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts	01960
(Address of principal executive offices)	Zip Code)

Registrant’s telephone number, including area code: 978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2017, the Company and Mark Frost entered into a Separation and Release of Claims Agreement (the “Separation Agreement”) in connection with the replacement of Mr. Frost as the Company’s Senior Vice President, Chief Financial Officer and Treasurer as of July 13, 2017. The full text of the Separation Agreement, plus all exhibits and attachments thereto is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The following description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement.

Under the Separation Agreement, Mr. Frost’s employment with the Company will terminate as of September 11, 2017 (the “Separation Date”). Provided that Mr. Frost has not revoked the Separation Agreement, the Company will provide Mr. Frost with separation pay and benefits (“Separation Pay and Benefits”) as follows: (i) beginning on the first regular payroll date following sixtieth (60th) day after the Separation Date, separation pay in an amount equal to Mr. Frost’s most recent annual base salary for a period of twelve (12) months, such payment to be made in approximately equal installments according to the Company’s then-current payroll practices; (ii) continued payment of the Company’s then-current share of premium payments for Mr. Frost’s group health and dental insurance for a period of 12-months from the Separation Date; (iii) payment of an amount equal to Mr. Frost’s actual bonus as calculated according to the Company’s FY17 Annual Incentive Program, payable at such time and in the manner provided in such program; and (iv) outplacement assistance pursuant to a Company approved provider and program.

The Separation Agreement also provides that any vesting of outstanding equity awards to which Mr. Frost may be entitled will be determined in accordance with the applicable award agreement.

Mr. Frost’s receipt of Separation Pay and Benefits is conditioned on Mr. Frost providing a release of all claims in favor of the Company, reaffirming such release as of the Separation Date, agreeing not to solicit employees or customers of the Company for a period of one year following the Separation Date, and reaffirming a proprietary information and inventions agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Separation and Release of Claims Agreement between Mr. Frost and the Company dated July 20, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

July 25, 2017	By:	/s/ John J. Fry
Name: John J. Fry
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation and Release of Claims Agreement between Mr. Frost and the Company dated July 20, 2017